Exhibit 99.1

FROM:	KENNAMETAL INC.
P.O. Box 231
Latrobe, PA 15650
724-539-5000

Investor Relations
Contact: Quynh McGuire
724-539-6559

Media Relations
Contact: Joy Chandler
724-539-4618

DATE:	April 26, 2006

FOR RELEASE:	Immediate

KENNAMETAL REPORTS STRONG THIRD QUARTER

-	Q3 06 sales up 6 percent, reflects 12 percent organic growth

-	Reported earnings per diluted share (EPS) of $0.82; adjusted EPS of $1.17, up 27 percent from prior year adjusted EPS of $0.92

-	Another strong quarter of cash flow generation
LATROBE, Pa., April 26, 2006 — Kennametal Inc. (NYSE: KMT) today reported that EPS for third quarter of fiscal 2006 was $0.82, compared with prior year reported EPS of $0.80. Reported fiscal 2006 third-quarter adjusted EPS was $1.17, compared with prior year adjusted EPS of $0.92, an increase of 27 percent.
Fiscal 2006 third quarter performance reflects the impact of previously announced divestitures. These divestitures are consistent with the company’s strategy of exiting non-core businesses. Therefore, third quarter results included charges associated with the sale of UK-based high speed steel business and transaction related costs from the divestiture of J&L Industrial Supply. The disposition of the UK-based high speed steel business was part of Kennametal’s acceleration of its manufacturing rationalization and is expected to improve future overall EBIT margins by 10 to 20 basis points. The divestiture of J&L is in line with Kennametal’s strategy to focus on its core manufacturing businesses. This transaction will complete the company’s planned exit from owned distribution, and will allow Kennametal to build new and grow existing distributor relationships.
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Additionally in the third quarter, a goodwill impairment charge was recognized for the small, high speed steel consumer retail product line because the company is pursuing strategic alternatives for this business.
President and Chief Executive Officer Carlos M. Cardoso said, “We are pleased with third quarter results, which represent the 9th consecutive quarter of year-over-year growth. Our team executed on clearly defined strategic initiatives to deliver another quarter of strong sales, EPS and return on invested capital. We will continue to focus on sustainable growth, portfolio enhancement, expanding margins and cash flow as evidenced by our actions this quarter. This quarter’s performance is a result of being focused on our customers and implementing our strategy through the Kennametal Value Business System, or KVBS.”
Highlights of Fiscal 2006 Third Quarter
•	Third quarter sales of $631 million were up 6 percent versus the same quarter last year, including 12 percent organic sales growth, partially offset by 3 percent unfavorable foreign currency exchange as well as a 3 percent net impact of acquisitions and divestitures.
•	Net income was $33 million compared to $31 million in the prior year, up 7 percent.
•	The effective tax rate for the quarter was 37.4 percent. Excluding special charges totaling $0.33 per share for which there were no tax benefits and other items, the effective tax rate was 31.1 percent. Such adjusted tax rate was lower than our expected tax rate of 35.0 percent due to favorable earnings mix and other items, which contributed $0.07 per share to the current quarter.
•	Reported EPS for third quarter was $0.82, compared with prior year reported EPS of $0.80. Third quarter adjusted EPS of $1.17 was up 27 percent compared to adjusted EPS of $0.92 for prior year quarter.

Earnings Per Diluted Share Reconciliation
Third Quarter FY 2006
Reported EPS	$0.82
UK-based high speed steel business divestiture	0.20
Goodwill impairment	0.13
J&L Industrial Supply transaction-related charges	0.03
Impact of special charges on overall tax rate	(0.01)

Adjusted EPS	$1.17

Third Quarter FY 2005
Reported EPS	$0.80
Full Service Supply divestiture related charges	0.15
Impact of special charges on overall tax rate	(0.03)

Adjusted EPS	$0.92

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•	Net cash from operations was $42 million, including an outflow of $33 million for the funding of the UK pension plan, versus $66 million in the same quarter last year. Excluding the pension funding, cash flow from operations of $75 million increased 12 percent from the prior year.
•	Record adjusted return on invested capital was up 160 basis points to 10.7 percent from 9.1 percent in the prior year.
Business Segment Highlights of Fiscal 2006 Third Quarter
Metalworking Solutions & Services Group (MSSG) continued to deliver strong growth, despite difficult comparisons to a strong quarter last year. Growth in the Metalworking business continues to outpace the growth in its addressed markets, demonstrating the effects of price realization and further market penetration.
In the March quarter, MSSG sales were up 7 percent on volume and price, excluding acquisitions, divestitures and foreign exchange. North American cemented carbide and high-speed steel grew 9 percent and 6 percent, respectively. Europe sales were increased 8 percent. Rest of the world grew 6 percent. North American consumer products declined 6 percent.
MSSG operating income excluding special charges was up 10 percent, on 5 percent reported sales growth and the operating margin of 15.7 percent was up 70 basis points excluding special charges over the same period last year.
Advanced Materials Solutions Group (AMSG) delivered significant top line growth in the current quarter, also despite difficult comparisons to the prior year. The underlying markets in Mining, Construction and Energy remain strong for Kennametal. Electronics is the only market showing year-over-year decline. Despite this challenge, the overall AMSG segment continues to report considerable growth. Overall market conditions, price realization and market share penetration are primary factors to favorable results.
AMSG sales grew 24 percent on volume and price, excluding acquisitions, divestitures and foreign exchange. Mining and Construction was up 22 percent, Energy sales increased 56 percent and Engineered Products sales grew 18 percent. Electronics decreased 7 percent.
AMSG operating income grew 50 percent versus last year, on 35 percent reported sales growth with the operating margin increasing 180 basis points to 18.2 percent.
J&L sales grew 12 percent on volume and price, excluding impact of foreign exchange and operating income grew 19 percent. Operating margin of 12.7 percent was up 90 basis points versus prior year.
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Highlights of First Nine Months of Fiscal 2006
•	Sales of $1.8 billion were up 6 percent versus prior year, including 9 percent organic growth, partially offset by a 2 percent net impact of acquisitions and divestitures and 1 percent of unfavorable foreign currency exchange.
•	Net income was $92 million compared to $82 million in the prior year, up 13 percent.
•	Reported EPS was $2.34, compared with prior year reported EPS of $2.15. For the first nine months of fiscal 2006, adjusted EPS was $2.69 compared with prior year adjusted EPS of $2.26.
Outlook
Global economic indicators forecast continued expansion through fiscal 2006 in North America and the rest-of-the-world markets, and flat to modest growth in European markets. Kennametal’s organic sales growth for the fourth quarter of fiscal year 2006 is expected to be 7 to 10 percent, relative to very strong performance from the prior year quarter. Worldwide market conditions support the company’s expectations of continued top line growth in the fourth quarter.
Consistent with year-to-date results and full year guidance for fiscal 2006, Kennametal expects to finish the year with organic revenue growth in the 9 to 10 percent range, consistently outpacing worldwide industrial production rates by two to three times. The company anticipates the majority of its end markets to continue operating at high levels, with moderating growth rates for certain sectors.
Cardoso said, “We have consistently achieved our goals, as shown by our performance in the third quarter, and we are cautiously optimistic that the outlook for our end markets for the remainder of the fiscal year remains favorable. Despite difficult comparables, the global manufacturing forecast is consistent with our belief that the industrial sector will continue to show strength. Our proven business model enables us to effectively deliver volume growth and price realization through disciplined processes and we expect to continue to outperform the market.”
As discussed in prior statements, fourth quarter fiscal 2006 is expected to reflect a gain related to the divestiture of J&L Industrial Supply, as well as charges associated with the sale of the Kemmer Praezision Electronics business. The company anticipates ongoing pressure on raw material prices as mentioned during the past year. Consistent with historical seasonal patterns and reflecting confidence in the company’s ability to maintain the strength of its year-to-date performance, forecasted EPS for the fourth quarter and full fiscal year 2006 are detailed as follows.
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Fiscal Year 2006 Outlook
Fourth Quarter FY 2006
EPS range	$3.83 - $4.12

Gain from J&L Industrial Supply divestiture	(3.20) - (3.30)

Kemmer Praezision divestiture	0.45 - 0.50
UK-based high speed steel business divestiture	0.00 - 0.04

Adjusted EPS range	$1.17 - $1.27

Fiscal Year 2006
EPS range (a)	$6.31 - $6.60

Gain from J&L Industrial Supply Divestiture	(3.20) - (3.30)

Kemmer Praezision Divestiture	0.45 - 0.50
UK-based high speed steel business divestiture	0.20 - 0.24

Adjusted EPS range	$3.85-$3.95

(a)	Reflects approximately $0.25 per share negative impact from the combination of expensing stock options due to SFAS 123(R) and the effects of the reduction in discount rate applied to the company’s domestic pension plans.
Improvements in operating margins are expected to continue, and return on invested capital is solidly on track for the projected 10 to 12 percent range, for fiscal year 2006.
Kennametal anticipates net cash flow provided by operating activities of approximately $190 million to $210 million for fiscal 2006. Based on anticipated capital expenditures of $80 million, Kennametal expects to generate between $110 million to $130 million of free operating cash flow for fiscal 2006, including the $33 million funding of the UK pension plan in the third quarter.
The above guidance on sales growth, operating margins, ROIC and cash all assume the J&L transaction closes at the end of Kennametal’s fiscal year.
Dividend Declared
Kennametal also announced that its Board of Directors declared a quarterly cash dividend of $0.19 per share. The dividend is payable May 23, 2006 to shareowners of record as of the close of business on May 8, 2006.
Kennametal advises shareowners to note monthly order trends, for which the company makes a disclosure ten business days after the conclusion of each month. This information is available on the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.
Third quarter results will be discussed in a live Internet broadcast at 10:00 a.m. Eastern time today. This event will be broadcast live on the company’s website, www.kennametal.com. Once on the homepage, click “Corporate,” and then “Investor Relations.” Also, the replay of this event will be available on the company’s website through May 10, 2006.
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This release contains “forward-looking’’ statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global and regional economic conditions; risks associated with the availability and costs of raw materials; risks associated with integrating acquisitions and achieving the expected savings and synergies; risks relating to divesting J&L Industrial Supply and other businesses; energy costs; commodity prices; competition; demands on management resources; risks associated with international markets, such as currency exchange rates and social and political environments; future terrorist attacks; labor relations; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
Kennametal Inc. (NYSE:KMT) is a leading global supplier of tooling, engineered components and advanced materials consumed in production processes. The company improves customers’ competitiveness by providing superior economic returns through the delivery of application knowledge and advanced technology to master the toughest of materials application demands. Companies producing everything from airframes to coal, from medical implants to oil wells and from turbochargers to motorcycle parts recognize Kennametal for extraordinary contributions to their value chains. Customers buy over $2.3 billion annually of Kennametal products and services – delivered by our 14,000 talented employees in over 60 countries – with almost 50 percent of these revenues coming from outside the United States. Visit us at www.kennametal.com [KMT-E]
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FINANCIAL HIGHLIGHTS
In addition to reported results under generally accepted accounting principles in the United States of America (GAAP), the following financial highlight tables also include, where appropriate, a reconciliation of net income, diluted earnings per share, segment results and effective tax rate in each case excluding special charges, and adjusted return on invested capital (which is a non-GAAP financial measure), to the most directly comparable GAAP measures. Management believes that the investor should have available the same information that management uses to assess operating performance, determine compensation, and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Consolidated Statements of Income (Unaudited):

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
(in thousands, except per share amounts)	2006	2005	2006	2005
Sales	$631,114	$597,355	$1,785,590	$1,685,009
Cost of goods sold (1)	413,812	386,094	1,168,681	1,118,939

Gross profit	217,302	211,261	616,909	566,070

Operating expense (2)	148,498	146,422	441,442	416,884
Loss on assets held for sale and goodwill impairment charge (3)	5,722	6,253	5,722	6,253
Amortization of intangibles	1,409	723	4,198	1,894

Operating income	61,673	57,863	165,547	141,039

Interest expense	7,728	6,803	23,541	19,380
Other (expense) income, net	(117)	(28)	1,855	2,786

Income before provision for income taxes and minority interest	53,828	51,032	143,861	124,445

Provision for income taxes	20,143	18,933	49,733	39,540

Minority interest	782	1,449	2,041	3,354

Net income	$32,903	$30,650	$92,087	$81,551

Basic earnings per share	$0.85	$0.83	$2.41	$2.22

Diluted earnings per share	$0.82	$0.80	$2.34	$2.15

Dividends per share	$0.19	$0.17	$0.57	$0.51

Basic weighted average shares outstanding	38,832	37,093	38,283	36,736

Diluted weighted average shares outstanding	39,978	38,253	39,396	37,935

(1)	For the quarter and nine months ended March 31, 2006, these amounts include $7.4 million related to asset write down as a result of the sale of the UK-based high speed steel business.

(2)	For the quarter and nine months ended March 31, 2006, these amounts include transaction related costs of $1.9 million related to the divestiture of J&L Industrial Supply.

(3)	For the quarter and nine months ended March 31, 2006, these amounts include $5.0 million related to goodwill impairment charges and $0.7 million related to asset write down as a result of the sale of the UK-based high speed steel business. For the quarter and nine months ended March 31, 2005, these amounts include $4.7 million related to a FSS goodwill impairment charge and $1.5 million for FSS loss on assets held for sale.
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FINANCIAL HIGHLIGHTS (Continued)
RECONCILIATION TO GAAP – QUARTER ENDED MARCH 31, 2006 (Unaudited):

		Diluted
		Earnings
(in thousands, except per share amounts)	Net Income	Per Share
2006 Reported Results	$32,903	$0.82
UK-based high speed steel business divestiture	8,047	0.20
Goodwill impairment charge	5,030	0.13
J&L Industrial Supply transaction-related charge	1,171	0.03
Impact of special charges on overall tax rate	(544)	(0.01)

2006 Results, excluding special charges	$46,607	$1.17

RECONCILIATION TO GAAP – NINE MONTHS ENDED MARCH 31, 2006 (Unaudited):

		Diluted
		Earnings
(in thousands, except per share amounts)	Net Income	Per Share
2006 Reported Results	$92,087	$2.34
UK-based high speed steel business divestiture	8,047	0.20
Goodwill impairment charge	5,030	0.13
J&L Industrial Supply transaction-related charge	1,171	0.03
Impact of special charges on overall tax rate	(544)	(0.01)

2006 Results, excluding special charges	$105,791	$2.69

RECONCILIATION TO GAAP – QUARTER ENDED MARCH 31, 2005 (Unaudited):

		Diluted
		Earnings
(in thousands, except per share amounts)	Net Income	Per Share
2005 Reported Results	$30,650	$0.80
FSS goodwill impairment charge	4,707	0.12
Loss on assets held for sale	1,076	0.03
Impact of special charges on overall tax rate	(1,391)	(0.03)

2005 Results, excluding special charges	$35,042	$0.92

RECONCILIATION TO GAAP – NINE MONTHS ENDED MARCH 31, 2005 (Unaudited):

		Diluted
		Earnings
(in thousands, except per share amounts)	Net Income	Per Share
2005 Reported Results	$81,551	$2.15
FSS goodwill impairment charge	4,707	0.12
Loss on assets held for sale	1,076	0.03
Impact of special charges on overall tax rate	(1,430)	(0.04)

2005 Results, excluding special charges	$85,904	$2.26

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FINANCIAL HIGHLIGHTS (Continued)
SEGMENT DATA (Unaudited):

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
(in thousands)	2006	2005	2006	2005
Outside Sales:
Metalworking Solutions and Services Group	$373,951	$357,197	$1,070,919	$1,009,297
Advanced Materials Solutions Group	182,777	135,460	509,946	375,673
J&L Industrial Supply	74,386	67,054	204,725	189,809
Full Service Supply	—	37,644	—	110,230

Total Outside Sales	$631,114	$597,355	$1,785,590	$1,685,009

Sales By Geographic Region:
Within the United States	$346,440	$323,484	$966,058	$926,791
International	284,674	273,871	819,532	758,218

Total Sales by Geographic Region	$631,114	$597,355	$1,785,590	$1,685,009

Operating Income (Loss):
Metalworking Solutions and Services Group	$45,605	$53,555	$135,324	$135,150
Advanced Materials Solutions Group	33,274	22,211	85,704	50,613
J&L Industrial Supply	9,454	7,915	22,610	19,502
Full Service Supply	—	(5,036)	—	(4,370)
Corporate and eliminations (1)	(26,660)	(20,782)	(78,091)	(59,856)

Total Operating Income, as reported	$61,673	$57,863	$165,547	$141,039

(1)	Includes corporate functional shared services and intercompany eliminations.
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FINANCIAL HIGHLIGHTS (Continued)
ADJUSTED SALES RECONCILIATION TO GAAP – (Unaudited)
MSSG SEGMENT

	Quarter Ended
	March 31,
(in thousands)	2006	2005
Sales, as reported	$373,951	$357,197
Foreign currency exchange	13,462	—
Acquisition and divestiture	—	3,891

Adjusted sales	$387,413	$361,088

AMSG SEGMENT

	Quarter Ended
	March 31,
(in thousands)	2006	2005
Sales, as reported	$182,777	$135,460
Foreign currency exchange	3,693	—
Acquisition and divestiture	(13,917)	4,149

Adjusted sales	$172,553	$139,609

J&L SEGMENT

	Quarter Ended
	March 31,
(in thousands)	2006	2005
Sales, as reported	$74,386	$67,054
Foreign currency exchange	671	—

Adjusted sales	$75,057	$67,054

ADJUSTED OPERATING INCOME RECONCILIATION TO GAAP FOR THE QUARTER ENDED MARCH 31, 2006 – (Unaudited)
MSSG SEGMENT

2006 Reported Operating Income	$45,605
UK-based high speed steel business impact	8,047
Goodwill impairment impact	5,030

2006 Adjusted Operating Income	$58,682

EFFECTIVE TAX RATE RECONCILIATION TO GAAP – (Unaudited)

2006 Reported Quarter Effective Tax Rate	37.4%
UK-based high speed steel business divestiture	-4.9%
Goodwill impairment charge	-0.7%
Other items, net	-0.7%

2006 Adjusted Quarter Effective Tax Rate	31.1%

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FINANCIAL HIGHLIGHTS (Continued)
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited):

	March 31,	June 30,
(in thousands)	2006	2005
ASSETS
Cash and equivalents	$41,908	$43,220
Trade receivables, net of allowance	377,686	403,097
Receivables securitized	(106,106)	(109,786)

Accounts receivable, net	271,580	293,311
Inventories	366,845	386,674
Deferred income taxes	72,807	70,391
Current assets held for sale	88,185	—
Other current assets	28,813	37,466

Total current assets	870,138	831,062
Property, plant and equipment, net	508,299	519,301
Goodwill and intangible assets, net	624,729	652,791
Long term assets held for sale	50,243	—
Other assets	103,209	89,183

Total	$2,156,618	$2,092,337

LIABILITIES
Short-term debt, including notes payable	$4,388	$50,889
Accounts payable	111,826	154,839
Current liabilities held for sale	27,474	—
Accrued liabilities	243,157	222,930

Total current liabilities	386,845	428,658
Long-term debt	361,518	386,485
Deferred income taxes	52,927	59,551
Other liabilities	222,164	227,321

Total liabilities	1,023,454	1,102,015

MINORITY INTEREST	18,054	17,460
SHAREOWNERS’ EQUITY	1,115,110	972,862

Total	$2,156,618	$2,092,337

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FINANCIAL HIGHLIGHTS (Continued)
RETURN ON INVESTED CAPITAL (Unaudited):
For the Period Ended March 31, 2006 (in thousands, except percents)

Invested Capital	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005	Average

Debt	$365,906	$410,045	$415,250	$437,374	$485,168	$422,749
Accounts receivable securitized	106,106	100,295	100,445	109,786	120,749	107,476
Minority interest	18,054	16,918	18,117	17,460	19,664	18,043
Shareowners’ equity	1,115,110	1,045,974	1,009,394	972,862	1,021,186	1,032,905

Total	$1,605,176	$1,573,232	$1,543,206	$1,537,482	$1,646,767	$1,581,173

	Quarter Ended
Interest Expense	3/31/2006	12/31/2005	9/30/2005	6/30/2005	Total

Interest expense	$7,728	$7,984	$7,829	$7,897	$31,438
Securitization fees	1,241	1,170	1,065	981	4,457

Total interest expense	$8,969	$9,154	$8,894	$8,878	$35,895

Income tax benefit					12,599

Total interest expense, net of tax					$23,296

Total Income	3/31/2006	12/31/2005	9/30/2005	6/30/2005	Total

Net Income, as reported	$32,903	$31,087	$28,097	$37,740	$129,827

UK-based high speed steel business	8,047	—	—	—	8,047
Goodwill impairment charge	5,030	—	—	—	5,030
J&L Industrial Supply transaction-related charges	1,171	—	—	—	1,171
Impact of special charges on overall tax rate	(544)	—	—	—	(544)
Minority interest expense	782	511	748	238	2,279

Total Income, excluding special items	$47,389	$31,598	$28,845	$37,978	$145,810

Total Income, excluding special items					$145,810
Total interest expense, net of tax					23,296

					$169,106
Average invested capital					$1,581,173

Adjusted Return on Invested Capital					10.7%
Return on invested capital calculated utilizing net income, as reported is as follows:
Net Income, as reported					$129,827
Total Interest Expense, net of tax					23,296

					$153,123
Average invested capital					$1,581,173

Return on Invested Capital					9.7%

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FINANCIAL HIGHLIGHTS (Continued)
RETURN ON INVESTED CAPITAL (Unaudited):
For the Period Ended March 31, 2005 (in thousands, except percents)

Invested Capital	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004	Average

Debt	$485,168	$405,156	$435,435	$440,207	$494,312	$452,056
Accounts receivable securitized	120,749	115,253	115,309	117,480	108,916	115,541
Minority interest	19,664	19,249	17,377	16,232	16,598	17,824
Shareowners’ equity	1,021,186	1,003,507	924,432	887,152	809,904	929,236

Total	$1,646,767	$1,543,165	$1,492,553	$1,461,071	$1,429,730	$1,514,657

	Quarter Ended
Interest Expense	3/31/2005	12/31/2004	9/30/2004	6/30/2004	Total

Interest expense	$6,803	$6,121	$6,456	$6,405	$25,785
Securitization fees	868	757	580	443	2,648

Total interest expense	$7,671	$6,878	$7,036	$6,848	$28,433

Income tax benefit					9,099

Total interest expense, net of tax					$19,334

	Quarter Ended
Total Income	3/31/2005	12/31/2004	9/30/2004	6/30/2004	Total

Net Income, as reported	$30,650	$28,181	$22,720	$29,852	$111,403

Restructuring and asset impairment charges	4,707	—	—	—	4,707
Loss on assets held for sale	1,076	—	—	—	1,076
Impact of special charges on overall tax rate	(1,391)	—	—	—	(1,391)
Minority interest expense	1,449	928	977	36	3,390

Total Income, excluding special items	$36,491	$29,109	$23,697	$29,888	$119,185

Total Income, excluding special items					$119,185
Total interest expense, net of tax					19,334

					$138,519
Average invested capital					$1,514,657

Adjusted Return on Invested Capital					9.1%
Return on invested capital calculated utilizing net income, as reported is as follows:
Net Income, as reported					$111,403
Total interest expense, net of tax					19,334

					$130,737
Average invested capital					$1,514,657

Return on Invested Capital					8.6%
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